EXHIBIT 10.2

AMENDMENT made effective as of September 1, 2022 to Employment Agreement (the “Employment Agreement”) dated July 8, 2019 between Voxx International Corporation, 180 Marcus Blvd., Hauppauge, New York 11788 (the “Company”) and Charles M. Stoehr, an individual residing at 2623 Sunset Avenue, Westhampton Beach, New York (the “Executive”)

WHEREAS, due the present global economic conditions (the “Recession”), the Company has instituted a multitude of cost savings actions, including, without limitation, employee furloughs and salary reductions; and

WHEREAS, the Executive fully understands and appreciates the magnitude of the Recession and its detrimental effect on the Company’s business; and

WHEREAS, notwithstanding the existence of the Employment Agreement, the Executive is willing to voluntarily participate in the salary reduction program.

NOW, THEREFORE, IT IS AGREED BY THE PARTIES AS FOLLOWS:

1.
Effective as of September 1, 2022, Section 3(a) of the Employment Agreement is hereby amended to reduce the Executive’s Base Salary from $400,000 (hereinafter, the “Original Base Salary”) to $320,000 (hereinafter, the “Reduced Base Salary”). All capitalized terms contained herein are defined in the Employment Agreement.
2.
The Reduced Base Salary shall remain in place until such time as the Chief Executive Officer of the Company determines that it is financially prudent and in the best interest of the Company to restore the Reduced Base Salary to the Original Base Salary.
3.
In the event that Accrued Obligations or Post-Employment Benefits are due and owing to the Executive by the Company for Termination Without Cause or Executive’s Resignation for Good Reason, such Accrued Obligations or Post-Employment Benefits shall be calculated as if the Original Base Salary was in effect at the time of such Termination or Resignation, as the case may be.
4.
Except as modified herein, the Parties ratify and confirm the Employment Agreement as written.

IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment as of the date first written above.

EMPLOYER:

VOXX INTERNATIONAL CORPORATION

By: /s/ Patrick M. Lavelle

Printed: Patrick M. Lavelle

Title: President/CEO

EXECUTIVE:

/s/ Charles M. Stoehr

Charles M. Stoehr